EXHIBIT 21.1


                              LIST OF SUBSIDIARIES



                Name                                    State of Incorporation
                ----                                    ----------------------
Rx Staffing Corp.                                               Texas

Safety & Fatigue Consultants International, Inc.                Texas

TRC Enterprises, Inc.                                           Texas

United Staffing Corp.                                           Nevada

Crest Outsourcing, Inc.                                         Nevada